UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 25, 2006 (October 24, 2006)
HCA INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	75-2497104
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
      On October 24, 2006, HCA Inc. (the “Company”) issued a press release announcing that Hercules Holding II, LLC (“Hercules Holding”) will offer to sell, and the Company will issue, an aggregate of $4.2 billion principal amount of senior secured second lien notes, a portion of which are expected to be due in 2014 and a portion of which are expected to be due in 2016, and $1.5 billion of senior secured second lien toggle notes, which are expected to be due in 2016 (the interest on which may be paid “in kind” for the first five years after the first interest period) (the “Notes”).
      The Notes will be issued, and Hercules Holding was formed, in connection with the Company’s previously announced agreement (the “Merger Agreement”) to merge with an entity currently controlled by affiliates of Bain Capital Partners, Kohlberg Kravis Roberts & Co. and Merrill Lynch Global Private Equity (the “Merger”). The Company will use the net proceeds from the offering of the Notes, together with other financing, to consummate the Merger.
      The text of the press release is set forth as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 Press Release dated October 24, 2006.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC. (Registrant)
By:	/s/ John M. Franck II
John M. Franck II
Vice President and Corporate Secretary

Date: October 25, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99.1	Press Release dated October 24, 2006.

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